Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Kevin Eichner (314) 725-5500

Frank Sanfilippo (314) 725-5500, or

Melissa Sturges (816) 235-7733

ENTERPRISE FINANCIAL REPORTS 33.3% INCREASE IN EARNINGS PER

SHARE OVER PREVIOUS YEAR

Net interest income grows 12.3%, noninterest income grows 19.2%

St. Louis, April 21, 2003 – Enterprise Financial Services Corp (OTCBB: EFSC), the parent company of Enterprise Bank and Enterprise Trust, reported net income of $1.1 million or $0.12 per fully diluted share for the three months ended March 31, 2003. For the three months ended March 31, 2002, net income was $871,000 or $0.09 per fully diluted share. The reported earnings per fully diluted share for the first quarter represent a 33.3% increase over the same quarter in 2002.

“We are encouraged to begin 2003 with a strong performance,” said Kevin Eichner, President and CEO of Enterprise Financial. “The environment with the economy, war, and other issues has hardly been favorable, so we are particularly pleased to be able to post these earnings and growth numbers.”

Loans grew by 10% or $62 million since March 31, 2002 and ended the quarter at $712 million. This growth was funded by significant increases in deposits of $92 million or 14%. Net interest income for the first quarter of 2003 was $8.1 million, an $887,000 or 12.3% increase over the same period last year. The net interest rate margin increased to 4.08% from 3.92% due to a better overall earning asset mix and favorable repricing of core deposits.

Total noninterest income grew by 19.2% in the first quarter of 2003 versus the same period in 2002. This $286,000 increase was generated from increases in gains on the sale of mortgage loans, service charges, and securities gains. Heavy refinance volume in the home loan category continues to produce record gains on the sale of mortgage loans and expanded services provided to Enterprise Financial clients and increased deposit accounts drove the service charge gains. Trust and financial advisory performance was also strong in the first quarter of 2003, generating fee income of $589,000. Assets under management continue to grow significantly and were $986 million at March 31, 2003 versus $905 million at March 31, 2002.

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Enterprise Financial Q1 2003 Earnings

First add

The provision for loan losses was $999,000 in the first quarter of 2003 compared to $590,000 in the same period of 2002. This increase was due to $424,000 of net charge-offs on loans during the period (versus $30,000 in the same period last year) and the need to support strong loan growth since the end of 2002. Gross charge-offs were $494,000 and nearly all of those relate to one problem loan relationship. The allowance for loan losses of $9.2 million at March 31, 2003 represents 1.29% of ending portfolio loans. This same ratio was 1.21% at March 31, 2002 and 1.27% at December 31, 2002. Our loan loss experience continues to compare favorably with peer institutions.

As previously announced, on April 4, 2003 Enterprise Bank sold its Humboldt, Chanute and Iola, Kan. branches to Emprise Financial Corporation based in Wichita, Kan. and will realize a $3.1 million pre-tax gain before associated expenses in the second quarter of 2003. Assets of $28.6 million and deposit liabilities of $48.9 million associated with these branches are shown as “held for sale” on Enterprise Financial’s balance sheet at March 31, 2003. This sale will allow for the redeployment of capital and other resources to Enterprise Financial’s more strategic urban markets in St. Louis and Kansas City, Mo.

Expense ratios continue to improve as reduced staffing levels, productivity increases, and business process improvements are implemented. Noninterest expense as a percentage of average assets improved from 3.44% in the first quarter of 2002 to 3.32% in the same quarter for 2003. The efficiency ratio improved from 76.60% to 71.52% in the same periods.

“Enterprise Financial continues to improve its performance in nearly every category. We are encouraged by our progress, the performance of our excellent people, and investors’ continued interest in our stock, which hit a new 52-week high of $14.05 in March and continues at this time to trade in the $13.00 to $14.00 range. This is an increase of over 40% since July 1 of last year,” said CEO Eichner.

Enterprise Financial operates commercial banking and wealth management businesses in metropolitan St. Louis and Kansas City, Mo., with a primary focus on serving the needs of privately-held businesses, their owners and other success-minded individuals.

Please refer to Enterprise Financial’s consolidated balance sheets as of March 31, 2003 and 2002 and consolidated statements of operations for the three months ended March 31, 2003 and 2002 attached for more details.

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Enterprise Financial Q1 2003 Earnings

Second and final add

Readers should note that in addition to the historical information contained herein, this press release may contain forward-looking statements which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, exposure to local economic conditions, risks associated with rapid increase or decrease in prevailing interest rates and competition from banks and other financial institutions, as well as those in Enterprise Financial’s 2002 Annual Report on Form 10-K.

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ENTERPRISE FINANCIAL SERVICES CORP AND SUBSIDIARIES

Consolidated Statements of Operations (unaudited)

(Dollars in thousands, except per share data)

	March 31,
	2003	2002
Interest income:
Interest and fees on loans	$10,369	$10,462
Interest on debt securities:
Taxable	467	445
Nontaxable		1
Interest on federal funds sold	38	92
Interest on interest-bearing deposits	—	17
Dividends on equity securities	15	12

Total interest income	10,889	11,029

Interest expense:
Interest-bearing transaction accounts	52	68
Money market accounts	927	1,274
Savings	15	21
Certificates of deposit:
$100,000 and over	668	829
Other	563	1,211
Guaranteed preferred beneficial interests in subordinated debentures	309	259
Notes payable and other borrowed funds	301	200

Total interest expense	2,835	3,862

Net interest income	8,054	7,167
Provision for loan losses	999	590

Net interest income after provision for loan losses	7,055	6,577

Noninterest income:
Service charges on deposit accounts	487	412
Trust and financial advisory income	589	629
Other service charges and fee income	96	91
Gain on sale of mortgage loans	528	360
Gain on sale of securities	78	—

Total noninterest income	1,778	1,492

Noninterest expense:
Salaries	3,763	3,460
Payroll taxes and employee benefits	714	690
Occupancy	476	458
Furniture and equipment	221	252
Data processing	242	253
Other	1,616	1,520

Total noninterest expense	7,032	6,633

Income before income tax expense	1,801	1,436
Income tax expense	666	565

Net income	$1,135	$871

Per share amounts
Basic earnings per share	0.12	0.09
Basic weighted average common shares outstanding	9,520,631	9,298,749
Diluted earnings per share	0.12	0.09
Diluted weighted average common shares outstanding	9,825,620	9,577,312

ENTERPRISE FINANCIAL SERVICES CORP AND SUBSIDIARIES

Consolidated Balance Sheets (unaudited)

(Dollars in thousands, except per share data)

	March 31,
	2003	2002
Assets
Cash and due from banks	$42,440	$25,492
Federal funds sold	30,828	11,745
Interest-bearing deposits	93	379
Investments in debt and equity securities:
Available for sale, at estimated fair value	69,365	47,739
Held to maturity, at amortized cost (estimated fair value of $12 at March 31, 2003 and $13 at March 31, 2002)	12	15

Total investments in debt and equity securities	69,377	47,754

Loans held for sale	3,868	2,628
Loans, less unearned loan fees	712,154	650,090
Less allowance for loan losses	9,175	7,856

Loans, net	702,979	642,234

Other real estate owned	450	138
Fixed assets, net	7,427	8,611
Accrued interest receivable	3,656	3,749
Goodwill	2,087	2,087
Assets held for sale	28,633	38,398
Prepaid expenses and other assets	10,459	6,189

Total assets	$902,297	$789,404

Liabilities and Shareholders’ Equity
Deposits:
Demand	$165,465	$114,698
Interest-bearing transaction accounts	54,286	43,838
Money market accounts	347,500	328,153
Savings	3,673	3,299
Certificates of deposit:
$100,000 and over	117,203	77,076
Other	52,053	81,015

Total deposits	740,180	648,079
Guaranteed preferred beneficial interests in subordinated debentures	15,000	11,000
Federal Home Loan Bank advances	29,433	15,509
Notes payable and other borrowings	2,459	1,867
Accrued interest payable	1,269	1,610
Liabilities held for sale	48,862	56,011
Accounts payable and accrued expenses	4,941	2,757

Total liabilities	842,144	736,833

Shareholders’ equity:
Common stock, $.01 par value; authorized 20,000,000 shares; issued and outstanding 9,538,416 shares at March 31, 2003 and 9,315,451 shares at March 31, 2002	95	93
Surplus	38,867	37,619
Retained earnings	19,618	15,039
Accumulated other comprehensive income	1,573	(180)

Total shareholders’ equity	60,153	52,571

Total liabilities and shareholders’ equity	$902,297	$789,404